Exhibit 99.1

                   Conn's, Inc. Reports Sales Results for the
                          Quarter Ended April 30, 2006

    BEAUMONT, Texas--(BUSINESS WIRE)--May 8, 2006--Conn's, Inc. (Nasdaq:CONN), a specialty retailer of home appliances, consumer electronics, computers, lawn and garden products, furniture and mattresses, today announced its net sales results for the quarter ended April 30, 2006.
    Net sales for the quarter ended April 30, 2006 increased $32.8 million, or 23.6%, from $138.9 million for the quarter ended April 30, 2005 to $171.7 million. Net sales represent net product sales, delivery charges, service revenues and commissions from service maintenance agreement sales. Revenues from finance charges and other for the quarter will be reported in the Company's press release and conference call scheduled for June 1, 2006.
    Same store sales (sales recorded in stores operated for the entirety of both periods) increased 16.1% for the quarter ended April 30, 2006. In addition to same store sales, the Company benefited from the six stores added since the first quarter of last year. The Company experienced 20+% increases in its core categories of major appliances and electronics and also saw strong percentage increases in the mattresses and furniture categories this quarter. As percentage of total net sales, appliances and electronics represent approximately 39% and 34%, respectively.
    During the quarter, the Company opened its 57th store; the new 35,000 square-foot store is located in Baytown, Texas, just east of Houston. The Company's 58th store is expected to come on-line later this month in west Houston. The Company expects to open six to eight new stores during the fiscal year ending January 31, 2007, including these two stores.
    "We are off to a solid start for the year with net sales coming in as expected," said Thomas J. Frank, Chairman and Chief Executive Officer. "We identified several strategies for the year relative to sales which include the company-wide roll-out of our new furniture initiative, increased focus on our mattress business, enhancing our training program and improved performance in our Dallas market. We expect these strategies to enhance our ability to deliver continued sales growth for the year."

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 57 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, LCD and DLP televisions, camcorders, DVD players and home theater products. The Company also sells computers, lawn and garden products, mattresses and furniture, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
    Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 57% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's ability to introduce additional product categories; the Company's cash flow from operations, growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on March 31, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Conn's, Inc.
             Thomas J. Frank, 409-832-1696 ext. 3218